UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2007
Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8484 Westpark Drive
Suite 720
McLean, Virginia 22102

(Address of principal executive offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement
      On March 23, 2007, Global Telecom & Technology, Inc. (the “Company”) entered into amendments (the “Amendments”) to certain promissory notes issued by the Company on October 15, 2006. The Amendments modify the terms of (i) each of the second series of promissory notes issued to the former stockholders of Global Internetworking, Inc., including D. Michael Keenan, a member of the Company’s board of directors, and Todd Vecchio, the Company’s senior vice president, and identified as the “Closing Promissory Notes” in the Current Report on Form 8-K filed by the Company on October 19, 2006, as amended on October 20, 2006 (as so amended, the “October 2006 8-K”) and (ii) each of the promissory notes issued to certain of the former stockholders of European Telecommunications & Technology Limited and identified as the “ETT Promissory Notes” in the October 2006 8-K (collectively, the “Amended Notes”). The aggregate principal amount payable under the Amended Notes is approximately $5.9 million.
      As a result of the Amendments, the maturity date of each of the Amended Notes has been extended from June 30, 2007 until April 30, 2008. The interest rate payable on the principal balance of each of the Amended Notes is now as follows: from October 15, 2006 through March 31, 2007, 6% per annum; from April 1, 2007 through June 30, 2007, 8% per annum; from July 1, 2007 through October 31, 2007, 10% per annum; from November 1, 2007 through December 31, 2007, 12% per annum; from January 1, 2008 through March 31, 2008, 14% per annum; and from and after April 1, 2008, 16% per annum. Any amounts payable by the Company by April 30, 2008 shall accrue interest at a default rate equal to the applicable interest rate plus 2% per annum (calculated retroactively to January 1, 2008) until paid. The Amended Notes may be prepaid only on a pro-rata basis, and the Company is not permitted to make any prepayment of any of the promissory notes issued by the Company on October 15, 2006 and due on December 29, 2008 (identified in the October 2006 8-K as the “Initial Promissory Notes”) until each of the Amended Notes has been paid in full.
      The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, a copy of the form of which is attached hereto as Exhibit 10.1.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description

10.1	Form of Amendment to Promissory Note dated March 23, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL TELECOM & TECHNOLOGY, INC.
March 29, 2007	By:	/s/ Kevin Welch
Kevin Welch
Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Amendment to Promissory Note dated March 23, 2007.